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MEMORANDUM

                          NUVEEN UNIT TRUSTS, SERIES 10
                               FILE NO. 333-45477

    The Prospectus and the Indenture filed with Amendment No. 1 of the Registration Statement on Form S-6 have been revised to reflect information regarding the execution of the Indenture and the deposit of securities on February 18, 1998, and to set forth certain statistical data based thereon. In addition, there are a number of other changes from the Prospectus as originally filed to which reference is made, including the change in the size of the Fund, a corresponding change in the number of Units and a change in the trust constituting the Fund.

    An effort has been made to set forth below certain of the changes and also to reflect all changes by marking the Prospectus transmitted with the Amendment.

FORM S-6

FACING SHEET. The file number, effective date and 487 election is now provided.

THE PROSPECTUS

    PART A-PAGE 1.--The date of the prospectus, CUSIP numbers, the number of securities contained in the Trust and the date of Part B of the Prospectus have been updated.

    PART A-PAGES 2-3.--The "Trust Summary and Financial Highlight" section, including applicable footnotes, has been updated.

    PART A-PAGE 4.--The date the screening model was applied has been updated.

    PART A-PAGES 5-6.--The securities selected for the Trust and descriptions of the issuers have been updated.

    PART A-PAGE 6.--The period over which the deferred sales charge will be collected has been updated.

    PART A-PAGE 9.--The Schedule of Investments and the related footnotes have been updated.

    PART A-PAGE 10.--The Statement of Condition and the related footnotes have been updated.

    PART A-PAGE 11.--The Report of Independent Public Accountants has been updated.

    PART B-PAGE 1.-- The date of Part B of the Prospectus and information regarding IRA purchases have been updated.

    PART B-PAGES 13-17.--The "Tax Status" section has been updated.

    PART B-PAGE 20.--The "Unit Value and Evaluation" section has been updated and information regarding IRA purchases has been updated.

    PART B-BACK COVER.--The date of Part B of the Prospectus has been updated.

    INFORMATION SUPPLEMENT. The date of the supplement, the series number and the available accumulation funds have been updated.


CHAPMAN AND CUTLER

Chicago, Illinois

February 18, 1998